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Exhibit (b)(4)                                                  [EXECUTION COPY]



                                 THIRD AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

         This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of October 11, 1996 (this "Amendatory Agreement"), is among HANDY & HARMAN, a New York corporation (the "Borrower"), certain financial institutions signatories hereto (the "Lenders"), THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK (formerly known as Chemical Bank) and THE BANK OF NEW YORK, as the co-agents (collectively referred to herein as the "Co-Agents"), and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, the Co-Agents and the Administrative Agent are parties to a Revolving Credit Agreement, dated as of September 28, 1994 (as amended or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Credit Agreement in certain respects as herein provided (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                     PART I

                                   DEFINITIONS

         SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "Administrative Agent" is defined in the preamble.

         "Amendatory Agreement" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Co-Agents" is defined in the preamble.

         "Credit Agreement" is defined in the second recital.

         "Existing Credit Agreement" is defined in the first recital.

         "Lenders" is defined in the preamble.
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         "Third Amendment Effective Date" is defined in Subpart 3.1.

         SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                                     PART II

                                AMENDMENTS TO THE
                            EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

         SUBPART 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.2.

         SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

                  "1996 Transaction" means the sale of gold by the Borrower on or before December 31, 1996 and certain other events, as more specifically described in the letter, dated October 2, 1996, from the Borrower to the Lenders, the Co-Agents and the Administrative Agent.

                  "Third Amendment" means the Third Amendment, dated as of October 11, 1996, to this Agreement among the Borrower, the Lenders party thereto, the Co-Agents and the Administrative Agent.

                  "Third Amendment Effective Date" means the Third Amendment Effective Date as defined in Subpart 3.1 of the Third Amendment.

         SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is further amended by

                  (a) amending clause (b)(i) of the definition of "Consolidated Tangible Net Worth" in its entirety to read as follows:

                                    "(i) treasury stock (excluding the amount,
                           not to exceed $45,000,000, of cash consideration expended for the


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                           repurchase and/or redemption of the Borrower's
                           outstanding common stock in accordance with the 1996 Transaction that results in an increase in such treasury stock), subscribed but unissued stock, unamortized debt discount and expense, good will, trademarks, trade names, patents and other intangible assets (but not deferred charges) of the Borrower, and"; and

                  (b) the definition of "Designated Debt" is amended in its entirety to read as follows:

                                    "`Designated Debt' means the aggregate
                           amount of (i) Current Debt, and (ii) outstanding Loans and Letter of Credit Outstandings; provided, that from the Third Amendment Effective Date until the first anniversary thereof, Designated Debt shall exclude outstanding Loans and Letter of Credit Outstandings and outstanding Loans under (and as defined in) the Short Term Credit Agreement in up to an aggregate maximum outstanding principal amount of $64,500,000, as such amount is reduced Dollar for Dollar by the amount of Debt not constituting Designated Debt incurred during such period."

         SUBPART 2.2. Amendments to Article II. Section 2.2.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  "SECTION 2.2.2. Mandatory Reduction of Commitments. Immediately upon the sale, lease, transfer, contribution or conveyance of an asset pursuant to clause (c) of Section 7.2.11 (other than in connection with the 1996 Transaction), the Loan Commitment Amount shall be automatically reduced by an amount equal to the aggregate Net Disposition Proceeds of such sale, lease, transfer, contribution or conveyance."

         SUBPART 2.3. Amendments to Article VII. Article VII of the Existing Credit Agreement is hereby amended in accordance with Subpart 2.3.1.

         SUBPART 2.3.1. Clauses (c) and (d) of Section 7.2.11 of the Existing Credit Agreement are hereby amended by:

                  (a) amending clause (c) of such Section in its entirety to read as follows:


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                                    "(c) such sale, transfer, lease,
                           contribution or conveyance is (i) in connection with the 1996 Transaction (provided, that the Market Value of the gold sold or otherwise disposed of in connection therewith shall not exceed an aggregate amount equal to $45,000,000), or (ii) if not in the ordinary course of business, or not otherwise permitted hereunder, the assets are sold for fair value (as determined by the Board of Directors of the Borrower or the Subsidiary owning such assets) and the Commitments of the Lenders are reduced by an amount equal to the Net Disposition Proceeds of such sale, transfer, lease, contribution or conveyance; or"; and

                  (b) amending clause (d) of such Section by deleting the words "Effective Date" wherever appearing therein and inserting the words "Third Amendment Effective Date" in each case in place thereof.

         SUBPART 2.4. Amendment to Exhibit E. Attachments 1 and 4 of Exhibit E (Compliance Certificate) to the Existing Credit Agreement are hereby amended in their entirety to read as set forth on Exhibit A hereto.


                                    PART III

                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1. Third Amendment Effective Date. This Amendatory Agreement shall become effective on the date first set forth above (the "Third Amendment Effective Date") when each of the conditions set forth in this Subpart 3.1 shall have been satisfied.

         SUBPART 3.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower and the Required Lenders.

         SUBPART 3.1.2. Short Term Credit Agreement Amendment No. 3. The conditions to the effectiveness of the Third Amendment to the Short Term Credit Agreement, also dated as of the date hereof ("ST Amendment No. 3") (other than the effectiveness of this Amendatory Agreement) shall have been satisfied and such ST Amendment No. 3 shall, concurrently with the effectiveness of


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this Amendatory Agreement, have been declared effective by the
Administrative Agent.

         SUBPART 3.1.3. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Administrative Agent and its counsel.


                                     PART IV

                                  MISCELLANEOUS

         SUBPART 4.1. Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

         SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

         SUBPART 4.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.5. Representations, No Default, etc. As of the date of effectiveness of this Amendatory Agreement, the Borrower hereby represents and warrants to the Agents and the Lenders that

                  (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement (excluding, however, those contained in Section 6.7 thereof) are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);


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                  (b)  except as disclosed by the Borrower to the
         Administrative Agent and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement,

                           (i) no litigation, arbitration or governmental
                  investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to materially adversely affect the Borrower's, or the Borrower and its Subsidiaries' taken as a whole, financial condition, operations, assets, businesses, properties or prospects or which purports to affect the legality, validity or enforceability of the Existing Credit Agreement, the Notes or any other Loan Document; and

                           (ii) no development has occurred in any litigation,
                  arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which may reasonably be expected to materially adversely affect the financial condition, operations, assets, businesses, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; and

                  (c)  no Default has occurred and is continuing.

         SUBPART 4.6. Limited Waiver, etc. No amendment, waiver or approval by the Agents or any Lender under this Amendatory Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No amendment, waiver or approval hereunder shall require any similar or dissimilar amendment, waiver or approval to be granted after the date hereof, and except as expressly modified by this Amendatory Agreement, the provisions of the Existing Credit Agreement shall remain in full force and effect, without amendment or other modification.

         SUBPART 4.7. Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendatory
Agreement to be executed by their respective authorized officers as of the day and year first above written.


                                       HANDY & HARMAN


                                       By______________________________________
                                            Title:


                                       THE BANK OF NOVA SCOTIA,
                                           in its capacity as Administrative
                                           Agent, Co-Agent and Lender


                                       By______________________________________
                                            Title:


                                       THE BANK OF NEW YORK,
                                           in its capacity as
                                             Co-Agent and Lender


                                       By______________________________________
                                            Title:


                                       THE CHASE MANHATTAN BANK (formerly known
                                           as Chemical Bank), in its capacity as
                                           Co-Agent and Lender


                                       By______________________________________
                                            Title:


                                       FLEET PRECIOUS METALS INC.


                                       By______________________________________
                                            Title:


                                       THE FIRST NATIONAL BANK OF CHICAGO
                                        (formerly known as NBD Bank)


                                       By______________________________________
                                            Title:


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                                       BANK OF TOKYO - MITSUBISHI TRUST COMPANY


                                       By______________________________________
                                            Title:


                                       LTCB TRUST COMPANY


                                       By______________________________________
                                            Title:


                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By______________________________________
                                            Title:


                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                       By______________________________________
                                            Title:


                                       THE SUMITOMO BANK, LIMITED


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:



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                                       THE FUJI BANK, LIMITED,
                                         NEW YORK BRANCH


                                       By______________________________________
                                            Title:


                                       ABN AMRO BANK N.V. NEW YORK BRANCH


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:


                                       COMERICA BANK


                                       By______________________________________
                                            Title:


                                       YASUDA TRUST & BANKING CO., LTD.
                                           NEW YORK BRANCH


                                       By______________________________________
                                            Title:


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                                                                       EXHIBIT A
                                                              TO THIRD AMENDMENT

                                                                    ATTACHMENT 1
                                            (to __/__/__ Compliance Certificate)


                    ADJUSTED CONSOLIDATED TANGIBLE NET WORTH
                               (________ __, 19__)



         ADJUSTED CONSOLIDATED
         TANGIBLE NET WORTH:

         A.       The par value (or value stated on
                  the books of the Borrower) of the
                  capital stock of all classes of the
                  Borrower..........................................................  $_________

         B.       The amount of the consolidated
                  surplus, whether capital or earned,
                  of the Borrower and its
                  and its Subsidiaries............................................... $_________

         C.       The sum (or difference, in the
                  case of a surplus deficit in
                  Item 1.B) of Items 1.A and 1.B..................................... $_________

         D.       The aggregate amount of treasury
                  stock (excluding the amount, not to
                  exceed $45,000,000, of cash
                  consideration expended for the
                  repurchase and/or redemption of the
                  of the Borrower's outstanding
                  common stock in accordance with the
                  1996 Transaction), subscribed but
                  unissued stock, unamortized debt
                  discount and expense, good will,
                  trademarks, trade names, patents
                  and other intangible assets (but
                  not deferred charges) of the
                  Borrower and its Subsidiaries.....................................  $_________

         E.       The aggregate amount of all write-
                  ups in the book value of any assets
                  owned by the Borrower or its
                  Subsidiaries subsequent to March
                  16, 1992, other than write-ups of
                  assets (and assets of Subsidiaries)
                  acquired by the Borrower and/or its
                  Subsidiaries (exclusive of
                  goodwill) that are made in
                  connection with the

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
                  acquisition thereof...............................................  $_________

         F.       Sum of Items 1.D through 1.E......................................  $_________

         G.       CONSOLIDATED TANGIBLE NET WORTH:
                  The excess of Item 1.C over Item 1.F............................... $_________

         H.       40% of the excess of the Market
                  Value of the Borrower's and its
                  Subsidiaries' owned precious metal
                  holdings over the LIFO cost of such
                  holdings as set forth in the
                  Borrower's most recent consolidated
                  financial statements delivered
                  pursuant to clause (a) or clause
                  (b) of Section 7.1.1 of the
                  Credit Agreement..................................................  $_________

         I.       ADJUSTED CONSOLIDATED TANGIBLE NET WORTH:
                  The sum of Items 1.G and 1.H......................................  $_________

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                                                                    ATTACHMENT 4
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                                 DESIGNATED DEBT
                           (as of _________ __, 19__)


         DESIGNATED DEBT:

         A.       Current Debt: The aggregate amount
                  of current maturities of the
                  consolidated Debt of the Borrower
                  and its Subsidiaries, determined in
                  accordance with GAAP..........................................  $_________

         B.       The sum of the aggregate
                  outstanding principal amount of all
                  Loans plus Letter of Credit
                  Outstandings (as such terms are
                  defined in the Long Term
                  Credit Agreement).............................................  $_________

         C.       The sum of Item 4.A and Item 4.B
                  (excluding, from the Third
                  Amendment Effective Date until the
                  first anniversary thereof, Loans
                  and Letter of Credit Outstandings
                  and Loans under (and as defined in)
                  the Short Term Credit Agreement in
                  up to a maximum principal amount of
                  $64,500,000, as such amount is
                  reduced Dollar for Dollar by the
                  amount of Debt not constituting
                  Designated Debt incurred
                  during such period)...........................................  $_________

         D.       90% of the Market Value of the
                  gold, silver and platinum group
                  metals and the gold, silver and
                  platinum group metals' content of
                  alloys then owned by the Borrower
                  and its Subsidiaries in inventory
                  and not held in consignment...................................  $_________

         E.       75% of the Eligible Receivables of
                  the Borrower and its Subsidiaries
                  as computed on Attachment 5 hereto............................  $_________

         F.       The aggregate amount of cash and
                  Cash Equivalent Investments of the
                  Borrower and its Subsidiaries, but
                  only to the extent that such cash
                  and Cash Equivalent Investments are

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
                  not subject to any Lien and (if
                  held or owned by a Subsidiary) are
                  transferable to the Borrower
                  without the consent or approval of
                  any other Person..............................................  $_________

         G.       The sum of Items 4.D through 4.F..............................  $_________

         H.       The excess of Item 4.C over Item 4.G..........................  $_________